Exhibit 4.13

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of December 5, 2014, among FTI Consulting Platt Sparks LLC, a Texas limited liability company (“FTI Platt Sparks”), and WDScott (US) Inc., a New York corporation (“WDScott,” and with FTI Platt Sparks, each a “Guaranteeing Subsidiary,” and together the “Guaranteeing Subsidiaries”), each a direct wholly owned subsidiary of FTI Consulting, Inc., a Maryland corporation (or its permitted successor) (the “Company”), the Company and Wilmington Trust Company, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of September 27, 2010 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), providing for the issuance of 6 3/4% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall agree to guarantee the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the parties hereto are authorized to execute and deliver this Fourth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, manager, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Guaranteeing Subsidiaries, as such or in such capacity, shall have any liability for any obligations of the Guaranteeing Subsidiaries under the Note Guarantee by reason of his, her or its status as such director, manager, officer, employee, stockholder, member, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Note Guarantee.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture (including facsimile transmission or portable document format). Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

The Guaranteeing Subsidiaries:
FTI CONSULTING PLATT SPARKS LLC

By:
Name: Eric B. Miller
Title: President

WDSCOTT (US) INC.

By:
Name: Eric B. Miller
Title: President

The Company:
FTI CONSULTING, INC.

By:
Name: Eric B. Miller
Title: Executive Vice President, General Counsel and Chief Risk Officer

Signature Page to Fourth Supplemental Indenture

WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Signatory

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